UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2009

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51525	20-3135053
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEM 1.01 Non-Renewal of Material Definitive Agreements.
On October 19, 2009 the Boards of Directors of Legacy Bancorp, Inc. (the “Company”) and Legacy Banks (the “Bank”) elected not to renew (i) two employment agreements with executive officers and (ii) change in control agreements with six other officers. The Boards of Directors of the Company and the Bank (collectively, the “Boards”) determined that limiting employment agreements to the Chief Executive Officer position and limiting change in control agreements to the Company’s senior most executives is a best corporate governance practice, which is in the best interests of the Company and its shareholders.
The Boards elected not to renew the Amended and Restated Employment Agreement dated as of November 20, 2008 by and between the Company, the Bank and Steven F. Pierce, Executive Vice President, and the Amended and Restated Employment Agreement dated as of November 20, 2008 by and between the Company, the Bank and Richard M. Sullivan, Senior Vice President (collectively, the “Employment Agreements”). The Employment Agreements will remain in place until November 20, 2010.
The Boards also elected not to renew five one-year change in control agreements with other officers and to reduce a two-year change in control agreement with another officer to a one-year change in control agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.
Date: October 22, 2009	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer